                                    FORM OF
                           THE MUSICLAND GROUP, INC.

                        OFFER TO EXCHANGE ITS REGISTERED

               9 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008

                FOR ANY AND ALL OF ITS OUTSTANDING UNREGISTERED

               9 7/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2008

To: Our Clients

    Enclosed for your consideration is a Prospectus, dated May 6, 1998 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of The Musicland Group, Inc. (the "Company") to exchange its registered 9 7/8% Series B Senior Subordinated Notes Due 2008 (the "New Notes") for any and all of its outstanding 9 7/8% Series A Senior Subordinated Notes Due 2008 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated as of April 6, 1998, between the Company and the Initial Purchasers thereto.

    This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on June 5, 1998 (the "Expiration Date") unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

    Your attention is directed to the following:

    1.  The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions."

    3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

    If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for your information only and may not be used directly by you to tender Old Notes.

                          INSTRUCTIONS WITH RESPECT TO
                                 EXCHANGE OFFER

    The undersigned acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to the Old Notes.

    This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

                                              Aggregate Principal Amount of Old Notes

9 7/8% Series A Senior Notes Due 2008
                                              -------------------------------------------

Please do not tender any Old Notes held by
you for my account
                                              -------------------------------------------

Dated: --------------, 1998 -------------------------------------------------------------

                                              --------------------------------Signature(s)

----------------------------------------------------------------------------------------

-------------------------------------------
         Please print name(s) here

                                              -------------------------------------------

                                              --------------------------------Address(es)

                                              ---------------------------Area Code(s) and
                                              Telephone Number(s)

                                              -------------------------------------------
                                              Tax Identification or Social Security No(s).

    None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signatures) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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